UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2012

ClearOne Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

(a)     On July 23, 2012, ClearOne Communications, Inc. (the “Company”) replaced its independent registered public accounting firm, Jones Simkins, P.C. (“Jones Simkins”). The decision to replace Jones Simkins was approved by the Audit Committee of the Board of Directors of the Company.

Jones Simkins’ reports on the Company’s consolidated financial statements for each of the years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and December 31, 2010 and through July 23, 2012, there were no disagreements between the Company and Jones Simkins on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Jones Simkins’ satisfaction, would have caused Jones Simkins to make a reference to the subject matter of the disagreement in connection with its report for such years and subsequent interim periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim periods through July 23, 2012.

The Company has provided Jones Simkins with a copy of this Current Report on Form 8-K. A copy of Jones Simkins’ letter, dated July 23, 2012, stating its agreement with the above statements is attached hereto as Exhibit 16.1.

(b)     On July 23, 2012, the Company engaged McGladrey LLP (“McGladrey”) to serve as its new independent registered public accounting firm for the 2012 fiscal year. During the years ended December 31, 2011 and December 31, 2010 and through July 23, 2012, neither the Company nor anyone acting on its behalf consulted McGladrey with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was the subject of a disagreement or reportable event as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 16.1	Letter from Jones Simkins, P.C., dated July 25, 2012, regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: July 26, 2012	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer